Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “ILDE CORPORATION”, FILED IN THIS OFFICE ON THE TENTH DAY OF MARCH, A.D. 2000, AT 9 O’CLOCK A.M.

3191772 8100 111174441 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9141430 DATE: 11-07-11

1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/10/2000
001123046 — 3191772

CERTIFICATE OF INCORPORATION

OF

Ilde Corporation

FIRST.               The name of this corporation is Ilde Corporation.

SECOND.          Its registered office and place of business in the State of Delaware is to be located at 15 East North Street in the City of Dover, County of Kent. The Registered Agent in charge thereof is Incorporating Services, Ltd.

THIRD.              The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all the things herein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.         The corporation shall be authorized to issue 25,000,000 shares of stock which are divided into 20,000,000 shares of Common Stock, par value $0.0001 and 5,000,000 shares of Preferred Stock, par value $0.0001 per share.

FIFTH. The name and address of the incorporator is as follows:

Incorporating Services, Ltd. - 15 East North Street, Dover, DE 19901

SIXTH.              No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 10th day of March, A.D. 2000.

Incorporating Services, Ltd.

By :	/s/ Wanda Y. Blankenship
Wanda Y. Blankenship
Assistant Secretary

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “ILDE CORPORATION”, CHANGING ITS NAME FROM “ILDE CORPORATION” TO “INNERSPACE CORPORATION”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF FEBRUARY, A.D. 2001, AT 9 O’CLOCK A.M.

3191772 8100 111174441 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9141431 DATE: 11-07-11

1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/14/2001
010075039 - 3191772

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ILDE CORPORATION

Pursuant to Section 242 of the General Corporation
Law of the State of Delaware

The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

FIRST:                The name of the corporation is ILDE CORPORATION

SECOND:           The amendment to the Certificate of Incorporation to be effected hereby is as follows:

Article “First” of the Certificate of Incorporation, relating to the name of the corporation is amended to read as follows:

“First: The name of this corporation is: InnerSpace Corporation”

THIRD:             The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:           The capital of the corporation will not be reduced under or by reason of this amendment.

IN WITNESS WHEREOF, the I have hereunto set my hand and seal this 14th day of February, 2001 A.D.

By:	/s/ Alfred Arberman
Name: Alfred Arberman
Title: President

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “INNERSPACE CORPORATION”, CHANGING ITS NAME FROM “INNERSPACE CORPORATION” TO “SURFNET MEDIA GROUP, INC.  ”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MAY, A.D. 2003, AT 2:07 O’CLOCK P.M.

3191772 8100 111174441 You may verify this certificate online at corp.delaware.gov/authver.shtml	/s/ Jeffrey W. Bullock,
Jeffrey W. Bullock,
Secretary of State
AUTHENTICATION: 9141432

DATE: 11-07-11

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:10 PM 05/28/2003
FILED 02:07 PM 05/28/2003
SRV 030347680 - 3191772 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

INNERSPACE CORPORATION

Pursuant to Section 242 of the General Corporation Law
Of the State of Delaware

The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

FIRST:               The name of the corporation is InnerSpace Corporation.

SECOND:          Article 1 of the Certificate of Incorporation, relating to the name of the corporation, is amended to read as follows:

“First: The name of the corporation is SURFNET MEDIA GROUP, INC.”

THIRD:             The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of stockholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:         The capital of the corporation will not be reduced under or by reason of this amendment.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 28th day of May, 2003.

By:	/s/ Robert D. Arkin
Robert D. Arkin,
Chief Executive Officer

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “SURFNET MEDIA GROUP, INC.”, FILED IN THIS OFFICE ON THE NINTH DAY OF MAY, A.D. 2005, AT 3:23 O’CLOCK P.M.

3191772 8100 111174441 You may verify this certificate online at crop.delaware.gov/authvor.shtml	/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 9141433

DATE: 11-07-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:22 PM 05/09/2005
FILED 03:23 PM 05/09/2005
SRV 050374960 - 3191772 FILE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SURFNET MEDIA GROUP, INC.

SURFNET MEDIA GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

A.              The name of this Corporation is SURFNET MEDIA GROUP, INC.

B.              The date of filing of this Corporation’s original Certificate of Incorporation with the Secretary of State of Delaware was March 10, 2000 under the name Ilde Corporation.

C.              Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (“GCL”), this Restated Certificate of Incorporation restates, integrates and amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation as follows:

ARTICLE ONE

The name of this Corporation is SURFNET MEDIA GROUP, INC.

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 3500 South DuPont Highway, Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

ARTICLE THREE

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

ARTICLE FOUR

This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock that this corporation is authorized to issue is 100,000,000, with a par value of $0.0001, and the total number of shares of Preferred stock which this corporation is authorized to issue is 25,000,000, with a par value of $0.0001.

The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors

(authority to do so being hereby expressly vested in the Board). The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, to fix the number of shares of any such series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors is authorized, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series, and to fix the number of shares of any series.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Advance notice of stockholder nominations for the election of directors and of any other business to be brought before any meeting of the stockholders shall be given in the manner provided in the Bylaws.

ARTICLE SEVEN

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors.

The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire, and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire, and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire, and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this ARTICLE, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

The affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required for the adoption, amendment or repeal of the following sections of the Corporation’s Bylaws by the stockholders of the Corporation: 2.2 (Annual Meeting) and 2.3 (Special Meeting).

No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws.

Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock.

ARTICLE EIGHT

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to the Corporation, its stockholders, and others.

No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the GCL or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director’s duty of loyalty to the

Corporation or its stockholders, (2) shall have acted in manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. If the GCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the GCL. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the GCL. The rights to indemnification and advancement of expenses conferred by this ARTICLE EIGHT shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a direct or indirect subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the GCL, as amended and in effect from time to time.

If a claim under this ARTICLE EIGHT is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the GCL.

If the GCL is hereafter amended to permit the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this ARTICLE EIGHT shall be broadened to the fullest extent permitted by the GCL, as so amended.

Neither any amendment nor repeal of this ARTICLE EIGHT, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this ARTICLE EIGHT, shall eliminate or reduce the effect of this ARTICLE EIGHT, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE EIGHT, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE NINE

Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any rights of designation of Preferred Stock conferred on the Board of Directors pursuant to ARTICLE FOUR, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal ARTICLE SEVEN or this ARTICLE NINE.

ARTICLE TEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in ARTICLE NINE of this Certificate, and all rights conferred upon the stockholders herein are granted subject to this right.

ARTICLE ELEVEN

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation. In addition, the Bylaws may be amended by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

ARTICLE TWELVE

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Special meetings of the stockholders, for any purpose or purposes, may only be called by the Board of Directors of the Corporation and the Chairman (or Chief

Executive Officer if there is no Chairman) of the Corporation. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE THIRTEEN

Advance written notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

ARTICLE FOURTEEN

Stockholders shall not be entitled to cumulative voting rights for the election of directors.

IN WITNESS WHEREOF, SurfNet Media Group, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Robert Arkin, its Chairman and Chief Executive Officer, and attested by Eric Schedeler, its President and Secretary, this 6th day of May, 2005.

SURFNET MEDIA GROUP, INC.

By:	/s/ Robert Arkin
Robert Arkin
Chairman and Chief Executive Officer

ATTESTED:

/s/ Eric Schedeler
Eric Schedeler
President and Secretary

The foregoing amendment and restatement has been duly adopted by the Corporation’s Board of Directors in accordance with the applicable provisions of Sections 242 and 245 of the GCL.

The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the GCL.

IN WITNESS WHEREOF, SurfNet Media Group, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Robert Arkin, its Chairman and Chief Executive Officer, and attested by Eric Sehedeler, its President and Secretary, this 6th day of May, 2005.

SURFNET MEDIA GROUP, INC.

By:	/s/ Robert Arkin
Robert Arkin
Chairman and Chief Executive Officer

ATTESTED:

/s/ Eric Schedeler
Eric Schedeler
President and Secretary

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SURFNET MEDIA GROUP, INC.”, CHANGING ITS NAME FROM “SURFNET MEDIA GROUP, INC.” TO “MODAVOX, INC.”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF SEPTEMBER, A.D. 2005, AT 5:26 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
3191772 8100 111174441 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9141434 DATE: 11-07-11

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:35 PM 09/08/2005
FILED 05:26 PM 09/08/2005
SRV 050738327 - 3191772 FILE

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SURFNET MEDIA GROUP, INC.

Pursuant to Section 242 of the General Corporation
Law of the State of Delaware

The undersigned, pursuant to the provision of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

FIRST:               The name of the corporation is SURFNET MEDIA GROUP, INC.

SECOND:          The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on May 9, 2005.

THIRD:             The Amended and Restated Corporation Article One of the Certificate of Incorporation, relating to the name of the corporation is amended to read as follows;

“The name of this corporation is MODAVOX, INC.”

FOURTH:         The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

FIFTH:              The capital of the corporation will not be reduced under or by reason of this amendment.

IN WITNESS WHEREOF, I have signed this instrument on the 8th day of September, 2005.

By:	/s/ Robert Arkin
Robert Arkin
Chairman and Chief Executive Officer

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “MODAVOX, INC.”, CHANGING ITS NAME FROM “MODAVOX, INC.” TO “AUGME TECHNOLOGIES, INC.”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF FEBRUARY, A.D. 2010, AT 4:07 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
3191772 8100 111174553 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9141492 DATE: 11-07-11

1

State of Delaware
Secretary of State
Division Of Corporations
Delivered 04:07 PM 02/12/2010
FILED 04:07 PM 02/12/2010
SRV 100139699 - 3191772 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board Directors of Modavox, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof, The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Article One” so that, as amended, said Article shall be and read as follows:

Augme Technologies, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance. with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 11th day of, February ,2010.

By:	/s/ James A . Lawson
Authorized Officer
Title:	Chief Legal Officer
Name:	James A . Lawson
Print or Type

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “AUGME TECHNOLOGIES, INC.”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2011, AT 12:08 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
3191772 8100 111174441 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 9141435 DATE: 11-07-11

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:08 PM 06/28/2011
FILED 12:08 PM 06/28/2011
SRV 110769333 - 3191,772 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
AUGME TECHNOLOGIES, INC.

The undersigned, Paul R. Arena, hereby certifies that:

1.  He is the Chief Executive Officer of Augme Technologies, Inc., a Delaware corporation (the “Corporation”), and is duly authorized by a unanimous written consent of the Board of Directors of the Corporation to execute this instrument.

2.  This Certificate of Amendment of the Certificate of Incorporation was duly approved by the Corporation’s Board of Directors, in accordance with the applicable provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, and duly adopted by written consent of the holders of a majority of the outstanding shares of common stock of the Corporation, in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3.  The first paragraph of ARTICLE FOUR of the Certificate of Incorporation is hereby amended to read in full as follows:

“This Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock that this corporation is authorized to issue is 250,000,000, with a par value of $0.0001, and the total number of shares of Preferred Stock that this corporation is authorized to issue is 25,000,000, with a par value of $0.0001.”

4.  This Certificate of Amendment is effective immediately upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed this 28TH day of June 2011.

AUGME TECHNOLOGIES INC.
By:	/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer